UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 4, 2014

MICROVISION, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-34170	91-1600822
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6244 185th Avenue NE, Suite 100

Redmond, Washington 98052

(Address of principal executive offices) (Zip Code)

(425) 936-6847

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The annual meeting of stockholders of the Company was held on June 3, 2014, pursuant to notice duly given. The stockholders voted on five proposals, which are described in detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission April 21, 2014.

The results are as follows:

Proposal 1.	All of the Company’s nominees for director were elected by the votes set forth in the table below:

Nominee	For	Withheld	Broker Non-Votes
Richard A. Cowell	5,677,137	324,547	22,912,000
Slade Gorton	5,627,359	374,325	22,912,000
Jeanette Horan	5,685,148	316,536	22,912,000
Perry Mulligan	5,672,607	329,077	22,912,000
Alexander Tokman	5,542,460	459,224	22,912,000
Brian Turner	5,683,510	318,174	22,912,000
Thomas M. Walker	5,705,898	295,786	22,912,000

Proposal 2.	The stockholders approved the proposed amendment to the 2013 MicroVision, Inc. Incentive Plan by the votes set forth in the table below:

For:	5,036,333
Against:	784,470
Abstain:	180,881
Broker Non-Votes:	22,912,000

Proposal 3.	The stockholders ratified the appointment of Moss Adams LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014, by the votes set forth in the table below:

For:	27,753,626
Against:	711,653
Abstain:	448,405

The proposal to ratify the appointment of Moss Adams LLP was a routine matter and, therefore, there were no broker non-votes relating to that matter.

Proposal 4.	The stockholders approved on an advisory basis, the compensation for the Company’s named executive officers by the votes set forth in the table below:

For:	5,105,059
Against:	718,557
Abstain:	178,068
Broker Non-Votes:	22,912,000

Proposal 5	The stockholders did not approve the underwritten offering of common stock and warrants to purchase common stock that the Company completed on March 18, 2014 by the number of shares required. Such proposal required approval by a majority of the votes cast at the meeting, provided (i) the number of votes cast in favor of the proposal must exceed the number of votes cast against the proposal by at least 7,160,000 shares, which is the number of shares of common stock issued pursuant to such offering, including shares issued on exercise of the warrants since the completion of such offering, as of the record date. The votes are set forth in the table below:

For:	5,505,577
Against:	395,161
Abstain:	100,946
Broker Non-Votes:	22,912,000

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICROVISION, INC.

/s/ David J. Westgor
David J. Westgor
Vice President, General Counsel

Dated: June 4, 2014